Exhibit 10.1

DEBT RESTRUCTURING AGREEMENT

This DEBT RESTRUCTURING AGREEMENT (this "Agreement") is made and entered into as of the 20th day of January, 2012 by and among Bernard Chaus, Inc. a New York corporation ("Chaus"), S.L. Danielle Acquisition, LLC, a New York limited liability company (the "SLDA"), and Cynthia Steffe Acquisition, LLC, a New York limited liability company (collectively with Chaus and SLDA, the "Companies") on the one hand, and China Ting Fashion Group (USA), LLC, a New York limited liability company on the other hand (the "China Ting").

WHEREAS, Chaus is indebted to and owes China Ting Garment Mfg (Group) Limited ("China Ting Garment"), a wholly-owned subsidiary of China Ting Group Holdings Limited ("Holdings"), the sum of US$12,000,000.00  as of September 1, 2011 (the "Trade Debt") on account of purchases of goods made pursuant to the scheduled invoices set forth on Exhibit A annexed hereto;

WHEREAS, China Ting Garment has assigned all of the Trade Debt to China Ting, a wholly-owned subsidiary of Holdings; and

WHEREAS, the Companies have asked that China Ting restructure, and China Ting is willing to restructure the Trade Debt on the terms set forth herein.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Companies and China Ting each hereby agrees as follows:

1.           The Companies and China Ting agree that the Trade Debt is hereby converted and restructured to a new debt obligation, to be memorialized and paid in accordance with, two Senior Unsecured Promissory Notes in the form annexed hereto as Exhibit B (the "Notes").  As of the date of this Agreement, the Companies shall execute and deliver the Notes to China Ting.  The Notes shall rank pari passu with one another.  The Notes, by their terms, shall also be the senior unsecured indebtedness of the Companies, ranking junior  (as to priority of payment) only to the  Indebtedness  (as defined in Section 6(a) of the Notes) permitted under Sections 6(a)(1) and (2) of the Notes, including, without limitation, the Indebtedness and obligations pursuant to that certain Second Amended and Restated Factoring and Financing Agreement, dated March 29, 2010, entered into by and between the Companies and the CIT Group/Commercial Services, Inc. (the "CIT Group" and, together with any Successor Factor, "CIT"; for purposes hereof, a "Successor Factor" is any single factor (or single syndicate of factors) or other single lender (or single syndicate of lenders) that succeeds or refinances CIT Group and that provides substantially similar financing to the Companies as CIT Group on terms that are substantially similar to (or better to the Companies than) (i) the terms of the CIT Agreement, or (ii) the terms offered by CIT Group upon the expiration of the CIT Agreement or (iii) the overall economic terms that are then prevailing in the market for similarly situated companies of size and nature comparable to the Companies).The Notes, by their terms, also limit the right of the Companies to secure its Indebtedness, except as permitted in Section 6(b) of the Notes.

2.           Upon execution and delivery of the Notes, the invoices scheduled on Exhibit A hereto are hereby deemed cancelled and the payment obligations of the Companies to China Ting under the Trade Debt shall thereafter be evidenced and governed solely by this Agreement and the Notes.

3.           This Agreement and the Notes, together with the exhibits and schedules hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof supersede all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

4.           No provision of this Agreement may be waived, modified or supplemented except by an instrument in writing signed by the Companies and China Ting.

5.           This Agreement shall be governed by and construed in accordance with the laws of the state of New York and shall be enforced exclusively by the State and Federal Courts located in the State of New York, in the County of New York.

6.           The Companies represent and warrant, jointly and severally, that this Agreement (a) has been duly authorized, executed and delivered by the Companies and constitutes the legal, valid and binding obligation of the Companies, their successors and permitted assigns, enforceable against the Companies in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Companies' obligations (if any) to provide indemnification and contribution remedies under the securities laws; and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (b) all obligations of the Companies shall, together with the rights and remedies of China Ting hereunder, inure to the benefit of China Ting and its heirs, administrators, successors and permitted assigns.

7.           China Ting may not assign, pledge or otherwise transfer this Agreement or any interest therein without the prior written consent of the Companies, except that such assignment may be made freely to any affiliate of China Ting.  The Companies may not assign this Agreement and the obligations arising out of this Agreement to a third party without the prior written consent of China Ting, including through a transaction resulting in an event of Change-of-Control under Section 7(h) of the Notes or a Fundamental Change under Section 6(d) of the Notes.

8.           The Companies represent and warrant, jointly and severally, that no consent (except the consent of CIT, which the Company will obtain), authorization or filing of or with any court or governmental authority is required by the Companies in connection with the issuance or the consummation of the transaction contemplated herein or in the Notes, except for filings required by the Companies (if any) with the U.S. Securities and Exchange Commission and applicable state securities commissions relating specifically to this transaction (all of which filings will be duly made by, or on behalf of, the Companies).

9.           This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

10.           This Agreement shall replace and supersede the Trade Debt; provided, however, that the execution and delivery of this Agreement shall not in any circumstance be deemed to have terminated, extinguished or discharged the obligations under the Trade Debt (as restructured herein), all of which obligations shall continue under and be governed by this Agreement and the documents, instruments and agreements executed pursuant hereto or in connection herewith.  This Agreement is a replacement, consolidation, amendment and restatement of the Trade Debt and is not a novation.

IN WITNESS WHEREOF the parties have signed this Agreement as of the day and year first above written.

BERNARD CHAUS, INC.

By:	s/ Josephine Chaus
Name: Josephine Chaus
Title: Chief Executive Officer

S.L. DANIELLE ACQUISITION, LLC

By:	s/ Josephine Chaus
Name: Josephine Chaus
Title: Chief Executive Officer

CYNTHIA STEFFE ACQUISITION, LLC

By:	s/ Josephine Chaus
Name: Josephine Chaus
Title: Chief Executive Officer

CHINA TING FASHION GROUP (USA), LLC

By:	s/ Hung Yi Ting
Name: Hung Yi Ting
Title: Director of Oceanroc Investments Ltd., the
sole member of China Ting Fashion Group (USA), LLC